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                                                                   EXHIBIT 10.60
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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.

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                             POLYMEDICA CORPORATION
                  BONUS POOL AND CRITERIA FOR SENIOR MANAGEMENT
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                      FOR FISCAL YEAR ENDING MARCH 31, 2000


     Total FYE 1999 Bonus Pool                                [**]



     Total FYE 2000 Bonus Pool                                [**]


The Bonus Criteria are based on an analyst consensus of revenues at $[**] million and net income of $[**] million. EPS of [**]/share.

Criteria:

                             % INCREASE OVER FYE 1999     % BONUS PAID

Revenues                           20 - 24.9%                  25%
                                   25 - 29.9%                  40%
                                      30% +                    60%(1)

Operating Margins (FYE 1999 12.4%)

                            FYE 2000 OPERATING MARGINS    % BONUS PAID

                                13.00 - 13.49%                 25%
                                13.50 - 13.99%                 35%
                                14.00 - 14.49%                 45%
                                14.50 - 14.99%                 55%
                                15.00 - 15.49%                 65%
                                   15.50% +                    75% (1)


(1) Totals more than 100% to allow for extraordinary performance in either category, but the maximum is capped at the total for FYE 2000 Bonus Pool